Exhibit 23.1

JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
SINOHUB, INC.

We hereby consent to the use in this Registration Statement of SinoHub, Inc. on Form S-1 dated October 24, 2008 of our report dated October 23, 2008 on the audit of the consolidated financial statements of SinoHub, Inc. for the years ended December 31, 2007 and 2006.

We also consent to the reference to our firm under the caption “Experts” included in this Registration Statement.

/s/ Jimmy C.H. Cheung & Co.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong   October 24, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email : jimmycheung@jimmycheungco.com Website : http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia